Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 7, 2016 and is entered into by and among (a) PHASERX, INC., a Delaware corporation, and each of its Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”), and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A.           Borrower has requested Lender to make available to Borrower Term Loan Advances in an aggregate principal amount of up to Eight Million Dollars ($8,000,000) (the “Maximum Term Loan Amount”); and

B.           Lender is willing to make the Term Loan Advances on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1           Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“1934 Act” shall have the meaning assigned to such term in Section 2.1(e)(iii).

“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Agent a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit I, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this paragraph. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Amortization Date” means July 3, 2017; provided however, that if the Interest Only Period Extension Event occurs prior to July 3, 2017, the Amortization Date shall be October 2, 2017.

“Assignee” has the meaning given to it in Section 11.13.

“Board” means Borrower’s board of directors.

“Borrower Products” means all products, software, service offerings, technical data or technology that are currently being, and may be in the future, designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cash” means all cash, cash equivalents and liquid funds.

“Change in Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Draw Period” means the period commencing upon the occurrence of the Term B Milestone Event and ending on the earlier to occur of (a) December 15, 2016, (b) the date which is forty-five (45) days after the consummation of the Term B Milestone Event, and (c) an Event of Default.

“Due Diligence Fee” means Twenty Thousand Dollars ($20,000), which fee is due to Lender on or prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Eligible Foreign Subsidiary” means any Foreign Subsidiary whose execution of a Joinder Agreement would not result in a material adverse tax consequence to Borrower.

“End of Term Charge” shall have the meaning assigned to such term in Section 2.5.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.

“Facility Charge” means one percent (1.0%) of the Maximum Term Loan Amount, which is Eighty Thousand Dollars ($80,000).

“Financial Statements” has the meaning given to it in Section 7.1.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Initial Public Offering” means the initial firm commitment underwritten offering of Borrower’s common stock pursuant to a registration statement under the Securities Act of 1933 filed with and declared effective by the Securities and Exchange Commission.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Only Period Extension Event” means the funding of all or a portion of the Term B Loan Advance has occurred.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all or a portion of the assets of another Person.

“Joinder Agreements” means for each Qualified Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant, any subordination agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” shall have the meaning assigned to such term in the preamble to this Agreement.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“Note(s)” means a promissory note or promissory notes to evidence Lender’s Loans substantially in the form of Exhibit B.

“ordinary course of business” and “ordinary course of Borrower’s business” means the normal and customary operations of Borrower and its business and shall include, without limitation, collaboration or licensing transactions, or options to enter into collaboration or licensing transactions, that are customary in Borrower’s industry (including the licensing or co-development of orphan liver disease programs and collaboration around Borrower’s mRNA technology platform).

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to Two Million Dollars ($2,000,000) outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of Borrower or a Subsidiary thereof in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding, (viii) other Indebtedness in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding, (ix) intercompany Indebtedness as long as either (A) each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Qualified Subsidiary that has executed a Joinder Agreement, (x) lease obligations for real property including obligations in connection with leasehold improvements in an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) at any time outstanding, and (xi) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000) maturing no more than one year from the date of investment therein, (d) money market accounts, and (e) any Investments permitted by Borrower’s investment policy, attached hereto as Schedule 1D, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions and advances, to customers, suppliers, contract manufacturers, and/or licensors who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board; (viii) Investments consisting of travel advances in the ordinary course of business; (ix) Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in Foreign Subsidiaries approved in advance in writing by Agent; (xi) joint ventures, partnering arrangements or strategic alliances in the ordinary course of Borrower’s business consisting of the licensing of technology (that would not result in a legal transfer of title of the licensed property), the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed One Million Dollars ($1,000,000.00) in the aggregate in any fiscal year; (xii) advances to landlords for the construction of leasehold improvements made to premises occupied by Borrower; and (xiii) additional Investments that do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) (A) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) at any time; (xv) Liens incurred in connection with leasehold improvements made to the Borrower’s and its Subsidiaries’ facilities permitted under subsection (x) of Permitted Indebtedness; and (xvi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) licenses (including, without limitation, exclusive licenses) and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed Intellectual Property or other property, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) other transfers of assets having a fair market value of not more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year, and (v) transfers, sales, leases, assignments, or other dispositions of all or substantially all of Borrower’s assets or the merger or consolidation of the Borrower with or into another Person in which, in each case, the proceeds thereof are immediately used to indefeasibly satisfy all Secured Obligations in full and the Lender’s commitment to lend hereunder has been terminated.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.5.

“Prime Rate” means the “prime rate” as reported in The Wall Street Journal, and if not reported, then the prime rate most recently reported in The Wall Street Journal.

“Qualified Subsidiary” means any direct or indirect Domestic Subsidiary or Eligible Foreign Subsidiary.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required Lenders” means at any time, the holders of more than fifty percent (50%) of the aggregate unpaid principal amount of the Term Loan Advances then outstanding.

“SBA” shall have the meaning assigned to such term in Section 7.16.

“SBIC” shall have the meaning assigned to such term in Section 7.16.

“SBIC Act” shall have the meaning assigned to such term in Section 7.16.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrant), including any obligation to pay any amount now owing or later arising (including, without limitation, the End of Term Charge and the Prepayment Charge).

“Securities Act” means the Securities Act of 1933, as amended.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion.

“Subsequent Financing” means the next sale and issuance by Borrower, after the date hereof, of its equity securities to one or more institutional investors for cash for financing purposes in a transaction or series of related transactions not registered under the Securities Act; provided, however, in the event that Lender invests at least Five Hundred Thousand Dollars ($500,000) in the Initial Public Offering, then “Subsequent Financing” shall mean each of the next two (2) sales and issuances by Borrower, after the date hereof, of its equity securities to one or more institutional investors for cash for financing purposes in a transaction or series of related transactions not registered under the Securities Act.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls fifty percent (50.0%) or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Term A Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term A Loan Funding Event” means confirmation by Agent and Lender, that Borrower has received after March 7, 2016, but on or before June 7, 2016, unrestricted and unencumbered net cash proceeds from the Initial Public Offering in an amount equal to or greater than Fifteen Million Five Hundred Thousand Dollars ($15,500,000).

“Term B Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term B Milestone Event” means confirmation by Agent and Lender in their sole discretion, that after the Closing Date, but on or prior to December 15, 2016, Borrower has entered into an arms-length strategic corporate development transaction with a non-affiliated Person that is in a similar line of business and/or industry as Borrower pursuant to which (i) Borrower licenses its Intellectual Property to such non-affiliated Person and (ii) whose financial character is validating in Agent’s and Lender’s sole discretion.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” and “Term Loan Advances” shall have the meaning assigned to such terms in Section 2.1(a).

“Term Loan Interest Rate” means for any day, a floating per annum rate equal to the greater of either (a) nine and one-quarter of one percent (9.25%), or (b) the sum of (i) nine and one-quarter of one percent (9.25%), plus (ii) the Prime Rate minus three and one-half of one percent (3.50%).

“Term Loan Maturity Date” means December 2, 2019.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means the Warrant Agreement dated as of even date hereof by and between Hercules Technology III, L.P. and Borrower, as may be amended, restated or modified from time to time.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1           Term Loan.

(a)          Advances. Subject to the terms and conditions of this Agreement, on the date that the Term A Loan Funding Event occurs, Lender will severally (and not jointly) make, in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, one (1) Term Loan Advance in the amount of Six Million Dollars ($6,000,000) (the “Term A Loan Advance”). Subject to the terms and conditions of this Agreement, during the Draw Period, Lender will severally (and not jointly) make, in an amount not to exceed its respective Term Commitment, and Borrower may request, one (1) additional Term Loan Advance in an amount of Two Million Dollars ($2,000,000) (the “Term B Loan Advance”). The Term A Loan Advance and the Term B Loan Advance are hereinafter referred to singly as the “Term Loan Advance” and collectively as the “Term Loan Advances.” The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount. Proceeds of any Term Loan Advance shall be funded by the Lender into an account that is subject to a first priority perfected security interest in favor of Agent perfected by an Account Control Agreement.

(b)          Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver to Agent an Advance Request (at least three (3) Business Days before the Advance Date other than the Closing Date, which shall be at least one (1) Business Day). Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c)          Interest. The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d)          Payment. Borrower will pay interest on each Term Loan Advance on the first (1st) Business Day of each month, beginning the month after the Advance Date.  Borrower shall repay the aggregate principal balance of the Term Loan Advances that are outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first (1st) Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid.  The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, and all other Secured Obligations with respect to the Term Loan Advances, shall be due and payable on the Term Loan Maturity Date.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Term Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement. Once repaid, a Term Loan Advance or any portion thereof may not be reborrowed.

2.2           Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal amount of the Term Loan Advances; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.3           Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.3, as applicable.

2.4           Prepayment. At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay all or any portion, of the outstanding Advances by paying the entire principal balance (or portion thereof), all accrued and unpaid interest with respect to the principal balance being prepaid, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid on or prior to June 7, 2017, three percent (3.0%); after June 7, 2017, but on or prior to June 7, 2018, two percent (2.0%); and thereafter, one percent (1.0%) (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Upon the occurrence of a Change in Control, Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and all unpaid Agent’s and Lender’s fees and expenses accrued to the date of the repayment (including the End of Term Charge) together with the applicable Prepayment Charge. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender agree in writing to refinance and redocument this Agreement prior to the Term Loan Maturity Date.

2.5           End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to five and eighty-five hundredths percent (5.85%) of the aggregate original principal amount of all Term Loan Advances extended by Lender to Borrower (the “End of Term Charge”). Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

2.6           Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.7           Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lender.

SECTION 3. SECURITY INTEREST

3.1           As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment. Notwithstanding the broad grant of security interest set forth in this Section 3.1, the Collateral shall not include (i) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, or (ii) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law).

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligation of Lender to make the Term Loan Advances hereunder is subject to the satisfaction by Borrower of the following conditions:

4.1           Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a)          executed copies of the Loan Documents (other than the Warrant, which shall be an original), Account Control Agreements, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b)          certified copy of resolutions of Borrower’s Board evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the Warrant and transactions evidenced thereby;

(c)          certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d)          a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e)          evidence that the Loan and Security Agreement dated as of December 21, 2015, by and among Borrower, Titan Multi-Strategy Fund I, Ltd. and the investors listed on Annex A thereto, together with all documents and agreements executed in connection therewith, shall have been terminated and all amounts thereunder shall have been paid in full;

(f)          evidence that (i) the Lien securing Indebtedness owed by Borrower to Titan Multi-Strategy Fund I, Ltd. (Security Agent) will be terminated and (ii) the documents and/or filings evidencing the perfection of such Lien, including without limitation any financing statements and/or control agreements, have been terminated;

(g)          payment of the Due Diligence Fee, the Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; and

(h)          such other documents as Agent may reasonably request.

4.2           All Advances. On each Advance Date:

(a)          Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), each duly executed by Borrower’s Chief Executive Officer, Chief Financial Officer or Vice President of Finance, and (ii) any other documents Agent may reasonably request.

(b)          The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)          Borrower shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d)          Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3           No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1           Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2           Collateral. Borrower owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3           Consents. Borrower’s execution, delivery and performance of the Note(s) (if any), this Agreement and all other Loan Documents, and Borrower’s execution of the Warrant, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents and the Warrant are duly authorized to do so.

5.4           Material Adverse Effect. No event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

5.5           Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6           Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound. Borrower, its Affiliates and, to the knowledge of the Borrower and its Affiliates, any agent or other party acting on behalf of Borrower or its Affiliates are in compliance with all applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations, and none of the funds to be provided under this Agreement will be used, directly or indirectly, for any activities in violation of such laws and regulations.

5.7           Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, that actual results may differ).

5.8           Tax Matters. Except as described on Schedule 5.8 and except those being contested in good faith with adequate reserves under GAAP, (a) Borrower has filed all material federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all material taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any material tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9           Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business. Except as described on Schedule 5.9, (i) to Borrower’s knowledge, each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim in writing has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10         Intellectual Property. Except as described on Schedule 5.10, Borrower has, or believes that it can license on commercially reasonable terms, all material rights with respect to Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, to the Borrower’s knowledge, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business and other conditions to the Borrower’s ability to grant a sublicense to any third party) to any third party, and Borrower, to the Borrower’s knowledge, owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where Borrower is the licensee or lessee.

5.11         Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. To Borrower’s knowledge, neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.

5.12         Financial Accounts. Exhibit E, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13         Employee Loans. Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party.

5.14         Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 1, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1           Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of Two Million Dollars ($2,000,000) of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of Two Million Dollars ($2,000,000) of directors’ and officers’ insurance for each occurrence and Five Million Dollars ($5,000,000) in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained commercially reasonable insurance upon the Collateral, insuring against such risks of physical loss or damage from such causes as are typically covered by commercially reasonable insurance policies for companies engaged in businesses similar to the business of the Borrower, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2           Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent is an additional insured for commercial general liability, a designated payee for the key man life insurance policy, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. Upon Borrower receiving notice of cancellation of its insurance policies from its insurance companies for any reason, Borrower shall promptly provide notice of said cancellation to Agent. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.

6.3           Indemnity. Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1           Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)          as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer, Chief Financial Officer or Vice President of Finance to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal quarterly and year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)          as soon as practicable (and in any event within forty-five (45) days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer, Chief Financial Officer or Vice President of Finance to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c)          as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

(d)          as soon as practicable (and in any event within thirty (30) days) after the end of each month and as soon as practicable (and in any event within forty-five (45) days) the end of each calendar quarter, a Compliance Certificate in the form of Exhibit F;

(e)          promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its capital stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(f)          intentionally omitted; and

(g)          financial and business projections promptly following their approval by Borrower’s Board, and in any event, within thirty (30) days prior to the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent.

Borrower shall not make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters, in each case, without the prior written approval of the Agent, which shall not be unreasonably withheld, delayed or conditioned. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate may be sent via email to Agent at legal@herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to legal@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Agent at: (866) 468-8916, attention Chief Credit Officer.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower emails a link thereto to Agent; provided that Borrower shall directly provide Agent all Financial Statements required to be delivered pursuant to Section 7.1(b) and (c) hereunder.

7.2           Management Rights. Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower (provided that Borrower is not obligated to disclose pursuant to this Section 7.2 any privileged attorney-client communication, or information that Borrower is not permitted by statute, regulation, or court order to disclose) at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than twice per fiscal year. In addition, any such representative shall have the right, during such examination and inspection, to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

7.3           Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4           Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower or (d) as otherwise permitted hereunder or approved in writing by Agent.

7.5           Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of Two Hundred Fifty Thousand Dollars ($250,000) affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its Intellectual Property, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and other agreements, and (d) restrictions on liens and encumbrances contained in the license agreements identified on Schedule 5.10. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of Two Hundred Fifty Thousand Dollars ($250,000) affecting such Subsidiary’s assets. Borrower shall not agree with any Person other than Agent or Lender not to encumber its property.

7.6           Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7           Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to another Qualified Subsidiary or to Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of One Hundred Thousand Dollars ($100,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of One Hundred Thousand Dollars ($100,000) in the aggregate.

7.8           Transfers. Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.9           Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding the foregoing, and for the avoidance of doubt, Borrower may enter into any agreement to merge or consolidate with or into any other business organization, provided that all Secured Obligations are indefeasibly satisfied in full, and Lender’s commitment to lend hereunder has been terminated, upon the consummation thereof.

7.10         Taxes. Borrower and its Subsidiaries shall pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Agent, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11         Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control; provided, however, for the avoidance of doubt, Borrower may enter into any agreement with respect to a Change of Control, provided that all Secured Obligations are indefeasibly satisfied in full, and Lender’s commitment to lend hereunder has been terminated, upon the consummation thereof. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Qualified Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.

7.12         Deposit Accounts. Neither Borrower nor any Qualified Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement.

7.13         Subsidiaries. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within twenty (20) days of formation, shall cause any such Qualified Subsidiary to execute and deliver to Agent a Joinder Agreement.

7.14         Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.

7.15         Small Business Administration. Agent and Lender have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the loan to Borrower will be made under the SBA license and the SBIC Act. Addendum 1 to this Agreement outlines various responsibilities of Agent, Lender and Borrower associated with an SBA loan, and such Addendum 1 is hereby incorporated in this Agreement.

SECTION 8. RIGHT TO INVEST

8.1           Lender or its assignee or nominee shall have the right, in its discretion, to participate in any Subsequent Financing in an amount of up to One Million Dollars ($1,000,000) on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing. This Section 8.1, and all rights and obligations hereunder, shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1           Payments. Borrower fails to pay any amount due under this Agreement, the Note(s), or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or

9.2           Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, and 7.14 , and 7.15), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than ten (10) days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, and 7.14 , and 7.15 the occurrence of such default; or

9.3           Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or

9.4           Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect when made or when deemed made; or

9.5           Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) thirty (30) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.6           Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000), or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

9.7           Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of One Hundred Thousand Dollars ($100,000).

SECTION 10. REMEDIES

10.1         General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, at its option, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral, in any case, subject to the applicable provisions of the UCC. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2         Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, at any time or from time to time, in a commercially reasonable manner, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3         No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4         Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2         Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile, electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

If to Agent:	HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and Mr. Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Email: legal@herculestech.com
Facsimile: 650-473-9194
Telephone: 650-289-3060

If to Lender:	HERCULES TECHNOLOGY III, L.P.
Legal Department
Attention: Chief Legal Officer and Mr. Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Email: legal@herculestech.com
Facsimile: 650-473-9194
Telephone: 650-289-3060

If to Borrower:	PhaseRx, Inc.
Attention: Dr. Robert W. Overell and Ms. Helen Tsui
410 W. Harrison Street, Suite 300
Seattle, Washington 98119
Facsimile:
Telephone:

or to such other address as each party may designate for itself by like notice.

11.3         Entire Agreement; Amendments.

(a)          This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated March 7, 2016).

(b)          Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, Lender, Agent, and all future holders of the Loans.

11.4         No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5         No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6         Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

11.7         Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed.

11.8         Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9         Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10         Mutual Waiver of Jury Trial / Judicial Reference.

(a)          Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b)          If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)          In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11         Professional Fees. Borrower promises to pay Agent’s and Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12         Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lender in their reasonable discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure and unauthorized use of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13         Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14         Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15         Counterparts; Electronic Signatures. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form (including PDF), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

11.16         No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lender and Borrower.

11.17         Agency.

(a)          Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)          Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c)          Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d)          Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

(i)          be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)         have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lender, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)        except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

(e)          Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Lender or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f)          Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

(g)          Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18         Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party's name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “ Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

PHASERX, INC.

Signature:	/s/ Robert Overell

Print Name:	Dr. Robert Overell

Title:	CEO

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Ben Bang

Print Name:	Ben Bang

Title:	Assistant General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P.,
a Delaware limited partnership

By:	Hercules Technology SBIC
Management, LLC, its General
Partner

By:	Hercules Capital, Inc., its Manager

By:	/s/ Ben Bang
Name:	Ben Bang
Its:	Assistant General Counsel

(Signature Page to Loan and Security Agreement)

Table of Addenda, Exhibits and Schedules

Addendum 1:	SBA Provisions
Exhibit A:	Advance Request
Attachment to Advance Request
Exhibit B:	Promissory Note
Exhibit C:	Name, Locations, and Other Information for Borrower
Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses
Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts
Exhibit F:	Compliance Certificate
Exhibit G:	Joinder Agreement
Exhibit H:	ACH Debit Authorization Agreement

Schedule 1	Subsidiaries
Schedule 1.1	Commitments

Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 1D	Borrower’s Investment Policy
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

(a)          Borrower’s Business.  For purposes of this Addendum 1, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103.  Borrower represents and warrants to Agent and Lender as of the Closing Date and covenants to Agent and Lender for a period of one year after the Closing Date with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:

1.	Size Status. Borrower does not have tangible net worth in excess of $19.5 million or average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years in excess of $6.5 million;

2.	No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.	No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.	No Real Estate Business. Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.	No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business's financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6.	No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.	No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation. At the time of the Loan, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States. The representation in this subsection (7) is made only as of the date hereof and shall not continue for one year as contemplated in the first sentence of this Section 1.

(b)          Small Business Administration Documentation.  Agent and Lender acknowledge that Borrower completed, executed and delivered to Agent SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Agent regarding its intended use of proceeds from the sale of securities to Lender (the “Use of Proceeds Statement”).  Borrower represents and warrants to Agent and Lender that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete.

(c)          Inspection.  The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents.  Subject to the preceding sentence, Borrower will permit, for so long as Lender holds any debt or equity securities of Borrower, Agent, Lender or their representative, at Agent’s or Lender’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Agent or Lender or the SBA; provided that Borrower is not obligated to disclose pursuant to this paragraph any privileged attorney-client communication, or information that Borrower is not permitted by statute, regulation, or court order to disclose.

(d)          Annual Assessment.  Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Agent or Lender, Borrower will deliver to Agent a written assessment of the economic impact of Lender’s investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lender’s SBA Form 468.   Lender will assist Borrower with preparing such assessment.  In addition to any other rights granted hereunder, Borrower will grant Agent and Lender and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds.  Borrower also will furnish or cause to be furnished to Agent and Lender such other information regarding the business, affairs and condition of Borrower as Agent or Lender may from time to time reasonably request.

(e)          Use of Proceeds.  Borrower will use the proceeds from the Loan only for purposes set forth in Section 7.16.  Borrower will deliver to Agent from time to time promptly following Agent’s request, a written report, certified as correct by Borrower's Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed.  Borrower will supply to Agent such additional information and documents as Agent reasonably requests with respect to its use of proceeds and will permit Agent and Lender and the SBA to have access to any and all Borrower records and information and personnel as Agent deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 7.16.

(f)          Activities and Proceeds.  Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720.  Without obtaining the prior written approval of Agent, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

(g)          Compliance and Resolution.   Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Agent or Lender believes that there is a substantial risk of such assertion) that Agent, Lender and their affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lender by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements among Borrower, Agent and Lender.  In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Agent or Lender believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Agent, Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Agent, Lender, and any governmental regulatory agency, and (ii) upon request of Lender or Agent, Borrower will cooperate and assist with any assignment of the financing agreements among Hercules Technology III, L.P. and Hercules Capital, Inc.

EXHIBIT A

ADVANCE REQUEST

To:	Agent:	Date:	__________, 2016
Hercules Capital, Inc. (the “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Email: legal@herculestech.com
Attn:

PhaseRx, Inc. (“Borrower”) hereby requests from Hercules Technology III, L.P. (“Lender”) an Advance in the amount of _____________________ Dollars ($________________) on ______________, _____ (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower
or
(b)	Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:
Contact Person:
Phone Number
To Verify Wire Info:
E-mail Address:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrant are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [        ], 2016.

BORROWER: PHASERX, INC.

SIGNATURE:
TITLE:
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated: _______________________

Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:	[ ]

Type of organization:	Corporation

State of organization:	[ ]

Organization file number:	[ ]

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B

PROMISSORY NOTE

$[ ],000,000	Advance Date: ___ __, 20[ ]
Maturity Date: ___ __, 20[ ]

FOR VALUE RECEIVED, PhaseRx, Inc., a Delaware corporation, for itself and each of its Qualified Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Technology III, L.P., a Delaware limited partnership or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [ ] Million Dollars ($[ ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as set forth in Section 2.1(c) of the Loan Agreement based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated June 7, 2016, by and among Borrower, the Lender, and Hercules Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS QUALIFIED SUBSIDIARIES:	PHASERX, INC.
By:
Title:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.    Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	PhaseRx, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4123262

2.  Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name: PhaseRx, Inc.

Used during dates of: March 9, 2006 - Present

Type of Organization: Corporation

State of organization: Delaware

Organization file Number: 4123262

Borrower’s fiscal year ends on December 31.

Borrower’s federal employer tax identification number is: 20-4690620

3.  Borrower represents and warrants to Agent that its chief executive office is located at 410 W. Harrison Street, Suite 300, Seattle, Washington 98119.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Patents and Patent Applications

Application Title	Docket	Country	Appl. S/N	Filing Date	Application Type	Patent No./ Issue Date	Status

Enhanced Transport Using Membrane Disruptive Agents	1100.PRV1	USA	60/070,411	1/5/1998	Provisional		Expired/ Claimed as Priority Document
	1100.US1	USA	09/226,044	1/5/1999	Non-provisional	6,835,393 12/28/2004	Issued
	1100.USC1	USA	10/857,626	5/28/2004	Continuation	7,374,778 5/20/2008	Issued
	1100.USC2	USA	12/105,983	5/18/2008	Continuation	8,003,129 8/23/2011	Issued
	1100.USC3	USA	13/182,756	7/14/2011	Continuation	8,846,106 9/30/2014	Issued
	1100.USC4	USA	14/175,891	2/7/2014	Continuation		Pending
	1100.PCT1	PCT	PCT/US99/000122	1/5/1999	PCT		National-ized
	1100.AU1	AU	1999/20261A	1/5/1999	National Phase	AU758368B2 7/10/2003	Issued
	1100.CA1	CA	2317549A	1/5/1999	National Phase	CA2317549A1 4/11/2006	Issued
	1100.EP1	EP	99900750.3	1/5/1999	National Phase	EP1044021B1 9/23/2009	Issued/ Validated
	1100.FR1	FR	99900750.3	1/5/1999	Validation of EP 1044021	EP1044021B1 9/23/2009	Issued
	1100.DE1	DE	99900750.3	1/5/1999	Validation of EP 1044021	EP1044021B1 9/23/2009	Issued
	1100.IE1	IE	99900750.3	1/5/1999	Validation of EP 1044021	EP1044021B1 9/23/2009	Issued
	1100.IT1	IT	99900750.3	1/5/1999	Validation of EP 1044021	EP1044021B1 9/23/2009	Issued
	1100.ES1	ES	99900750.3	1/5/1999	Validation of EP 1044021	EP1044021B1 9/23/2009	Issued
	1100.CH1	CH	99900750.3	1/5/1999	Validation of EP 1044021	EP 1044021 9/23/2009	Issued
	1100.GB1	GB	99900750.3	1/5/1999	Validation of EP 1044021	EP1044021B1 9/23/2009	Issued

Application Title	Docket	Country	Appl. S/N	Filing Date	Application Type	Patent No./ Issue Date	Status

Enhanced Transport Using Membrane Disruptive Agents	1200.PRV1	USA	60/174,893	1/7/2000			Expired/ Claimed as Priority Document
	1200.US1	USA	09/755,701	1/5/2001	Non-provisional	7,737,108 B1 6/15/2010	Issued
	1200.USD1	USA	12/771,850	4/30/2010	Divisional	8,318,816 November 27, 2012	Issued
Temperature - and pH- Responsive Polymer Composi- tions	1300.PRV1	USA	60/782,789	3/16/2006	Provisional		Expired/ Claimed as Priority Document
	1300.US1	USA	11/687,522	3/16/2007	Non-provisional	7,718,193 5/18/2010	Issued
Diblock Copolymers	1400.PRV1	USA	61/052,908	5/13/2008	Provisional		Expired/ Claimed as Priority Document
Endosomo- lytic Diblock Copolymer for siRNA Delivery	1400.PRV2	USA	61/052,914	5/13/2008	Provisional		Expired/ Claimed as Priority Document
Diblock Copolymer Micelles	1500.PRV1	USA	61/091,294	8/22/2008	Provisional		Expired/ Claimed as Priority Document
Micellic Assemblies	1600.PRV1	USA	61/112,048	11/6/2008	Provisional		Expired/ Claimed as Priority Document
Micellic Assemblies	1600.PRV2	USA	61/140,774	12/24/2008	Provisional		Expired/ Claimed as Priority Document
Micellic Assemblies	1600.PRV3	USA	61/171,369	4/21/2009	Provisional		Expired/ Claimed as Priority Document
Polymeric Carrier	1700.PRV1	USA	61/112,054	11/6/2008	Provisional		Expired/ Claimed as Priority Document
Polymeric Carrier	1700.PRV2	USA	61/140,779	12/24/2008	Provisional		Expired/ Claimed as Priority Document
Polymeric Carrier	1700.PRV3	USA	61/171,358	4/21/2009	Provisional		Expired/ Claimed as Priority Document

Application Title	Docket	Country	Appl. S/N	Filing Date	Application Type	Patent No./ Issue Date	Status

Targeted Polymer Bioconju-gates	1800.PRV1	USA	61/120,769	12/8/2008	Provisional		Expired/ Claimed as Priority Document
Diblock Copolymer Micelles	1900.PRV1	USA	61/171,377	4/21/2009	Provisional		Expired/ Claimed as Priority Document
Bispecific Intracellular Delivery Vehicles	2000.PRV1	USA	61/171,381	4/21/2009	Provisional		Expired/ Claimed as Priority Document
Diblock Copolymers and Polynucleo- tide Complexes Thereof for Delivery Into Cells	2100.PCT1	PCT	PCT/US2009/043847	5/13/2009	PCT		National-ized
	2100.US1	USA	12/992,517	11/12/2010	National Phase		Pending
	2100.EP1	EP	09747510.7	5/13/2009	National Phase	EP 2281011 02/27/2013	Issued
	2100.AU1	AU	2009246327	5/13/2009	National Phase	2009246327 12/24/2013	Issued
	2100.AUD1	AU	2013204733	4/12/2013	Divisional		Pending
	2100.BR1	BR	PI0912159-5	5/13/2009	National Phase		Pending
	2100.CA1	CA	2,724,105	5/13/2009	National Phase		Pending
	2100.CN1	CN	200980122888	5/13/2009	National Phase	ZL200980122888.3 7/10/2013	Issued
	2100.CND1	CN	201310232498.x	5/13/2009	Divisional		Pending
	2100.IL1	IL	209238	5/13/2009	National Phase	209238 7/1/2014	Issued
	2100.IN1	IN	8578/DELNP/2010	5/13/2009	National Phase		Pending
	2100.JP1	JP	2011-509670	5/13/2009	National Phase		Allowed/ Issue Fee Paid
	2100.JPD1	JP	2015-200236	5/13/2009	Divisional		Pending
	2100.KR1	KR	10-2010-7027808	5/13/2009	National Phase		Pending
	2100.MX1	MX	2010/012238	5/13/2009	National Phase	316902 01/07/2014	Issued
	2100.SG1	SG	201008331-9	5/13/2009	National Phase	166444 07/15/2013	Issued

Application Title	Docket	Country	Appl. S/N	Filing Date	Application Type	Patent No./ Issue Date	Status

	2100.ZA1	ZA	2010/08729	5/13/2009	National Phase	2010/08729 05/28/2014	Issued
	2100.FR1	FR	9747510.7	5/13/2009	Validation of EP 2281011	EP 2281011 02/27/2013	Issued
	2100.DE1	DE	9747510.7	5/13/2009	Validation of EP 2281011	EP 2281011 02/27/2013	Issued
	2100.IE1	IE	9747510.7	5/13/2009	Validation of EP 2281011	EP 2281011 02/27/2013	Issued
	2100.IT1	IT	9747510.7	5/13/2009	Validation of EP 2281011	EP 2281011 02/27/2013	Issued
	2100.ES1	ES	9747510.7	5/13/2009	Validation of EP 2281011	EP 2281011 02/27/2013	Issued
	2100.CH1	CH	9747510.7	5/13/2009	Validation of EP 2281011	EP 2281011 02/27/2013	Issued
	2100.GB1	GB	9747510.7	5/13/2009	Validation of EP 2281011	EP 2281011 02/27/2013	Issued
Micellic Assemblies	2300.PCT1	PCT	PCT/US2009/043849	5/13/2009	PCT		National-ized
	2300.US1	USA	12/992,525	11/12/2010	National Phase	9,339,558 5/17/2016	Issued
	2300.USC1	USA	15/059,026	3/2/2016	Continuation		Pending
	2300.EP1	EP	9747512.3	5/13/2009	National Phase	EP 2285853 2/27/2013	Issued
	2300.FR1	FR	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 2/27/2013	Issued
	2300.DE1	DE	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 2/27/2013	Issued
	2300.IE1	IE	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 2/27/2013	Issued
	2300.IT1	IT	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 2/27/2013	Issued
	2300.ES1	ES	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 2/27/2013	Issued
	2300.CH1	CH	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 2/27/2013	Issued
	2300.GB1	GB	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 2/27/2013	Issued
	2300.AU1	AU	2009246329	5/13/2009	National Phase	2009246329 2/20/2014	Issued
	2300.CA1	CA	2,724,014	5/13/2009	National Phase		Pending
	2300.JP1	JP	2011-509671	5/13/2009	National Phase	5755563 6/5/2015	Issued

Application Title	Docket	Country	Appl. S/N	Filing Date	Application Type	Patent No./ Issue Date	Status

	2300.JPD1	JP	2015-107802	5/13/2009	Divisional		Pending
	2300.KR1	KR	10-2010-7027809	5/13/2009	National Phase		Pending
	2300.MX1	MX	2010/012239	5/13/2009	National Phase	315375 11/15/2013	Issued
Polymeric Carrier	2400.PCT1	PCT	PCT/US2009/043837	5/13/2009	PCT		National-ized
	2400.US1	USA	12/992,536	11/12/2010	National Phase	9,006,193 4/14/2015	Issued
	2400.USC1	USA	14/630,477	2/24/2015	Continuation		Pending
Micelles for Intracellular Delivery of Therapeutic Agents	2500.PCT1	PCT	PCT/US2009/043853	5/13/2009	PCT		National-ized
	2500.MX1	MX	MX/a/2010/012237	5/13/2009	National Phase	296591 03/02/2012	Issued
Heterogeneo us Polymeric Micelles for Intracellular Delivery	2600.PCT1	PCT	PCT/US2009/043859	5/13/2009	PCT		National-ized
	2600.US1	USA	13/059,946	5/13/2009	National Phase	9,211,250 12/15/2015	Issued
Bispecific Intracellular Delivery Vehicles	2700.PCT1	PCT	PCT/US2009/043852	5/13/2009	PCT		National-ized
	2700.US1	USA	13/127,968	5/13/2009	National Phase	8,822,213 9/2/2014	Issued
	2700.USC1	USA	14/173,730	2/5/2014	Continuation	9,220,791 12/29/2015	Issued
	2700.USC2	USA	14/957,429	12/2/2015	Continuation		Pending
	2700.CA1	CA	2,742,955	5/13/2009	National Phase		Pending
	2700.EP1	EP	9825146.5	5/13/2009	National Phase		Pending
Micelles of Hydrophili- cally Shielded Membrane- Destabili- zing Copolymers	2800.PCT1	PCT	PCT/US2009/043860	5/13/2009	PCT		National-ized
	2800.US1	USA	13/127,962	5/13/2009	National Phase		Pending
Multiblock Copolymers	2900.PRV1	USA	61/177,921	5/13/2009	Provisional		Expired/ Claimed as Priority Document
	2900.PRV2	USA	61/243,898	Sept. 18, 2009	Provisional		Expired/ Claimed as Priority Document

Application Title	Docket	Country	Appl. S/N	Filing Date	Application Type	Patent No./ Issue Date	Status

	2900.PCT1	PCT	PCT/US2009/063648	11/6/2009	PCT		National-ized
	2900.US1	USA	13/127,959	11/6/2009	National Phase		Pending
	2900.EP1	EP	9825524.3	11/6/2009	National Phase	EP2364330B1 3/25/2015	Issued
	2900.FR1	FR	9825524.3	11/6/2009	Validation of EP 2364330	EP2364330B1 3/25/2015	Issued
	2900.DE1	DE	9825524.3	11/6/2009	Validation of EP 2364330	EP2364330B1 3/25/2015	Issued
	2900.IE1	IE	9825524.3	11/6/2009	Validation of EP 2364330	EP2364330B1 3/25/2015	Issued
	2900.IT1	IT	9825524.3	11/6/2009	Validation of EP 2364330	EP2364330B1 3/25/2015	Issued
	2900.ES1	ES	9825524.3	11/6/2009	Validation of EP 2364330	EP2364330B1 3/25/2015	Issued
	2900.CH1	CH	9825524.3	11/6/2009	Validation of EP 2364330	EP2364330B1 3/25/2015	Issued
	2900.GB1	GB	9825524.3	11/6/2009	Validation of EP 2364330	EP2364330B1 3/25/2015	Issued
	2900.AU1	AU	2009313358	11/6/2009	National Phase	2009313358 9/19/2013	Issued
	2900.AUD1	AU	2013204152	11/6/2009	Divisional		Pending
	2900.BR1	BR	PI09213570	11/6/2009	National Phase		Pending
	2900.CA1	CA	2,742,880	11/6/2009	National Phase		Pending
	2900.CN1	CN	200980148153.8	11/6/2009	National Phase	ZL200980148 153.8 3/12/2014	Issued
	2900.IL1	IL	212459	11/6/2009	National Phase		Pending
	2900.IN1	IN	3370/DELNP/2011	11/6/2009	National Phase		Pending
	2900.JP1	JP	2011-534933	11/6/2009	National Phase	5766611 6/26/2015	Issued
	2900.KR1	KR	10-2011-7012773	11/6/2009	National Phase		Pending
	2900.MX1	MX	2010/004242	11/6/2009	National Phase	330456 5/29/2015	Issued
	2900.SG1	SG	201103187-9	11/6/2009	National Phase	171100 1/15/2014	Issued

Application Title	Docket	Country	Appl. S/N	Filing Date	Application Type	Patent No./ Issue Date	Status

	2900.ZA1	ZA	2011/03289	11/6/2009	National Phase		Pending
Omega- Functional- ized Polymers	3000.PRV2	USA	61/120,756	12/8/2008	Provisional		Expired/ Claimed as Priority Document
	3000.PCT1	PCT	PCT/US2009/067193	12/8/2009	PCT		National-ized
	3000.US1	USA	13/133,355	12/8/2009	National Phase		Pending
	3000.CA1	CA	2,745,926	12/8/2009	National Phase		Pending
Targeting Monomers and Polymers Having Targeting Blocks	3200.PRV1	USA	61/262,512	11/18/2009	Provisional		Expired/ Claimed as Priority Document
	3300.PRV1	USA	61/262516	11/18/2009	Provisional		Expired/ Claimed as Priority Document
	3200.PCT1	PCT	PCT/US2010/056993	11/17/2010	PCT		National-ized
	3200.US1	USA	13/510,279	5/16/2012	National Phase		Allowed
RNA Targeted to Beta-Catenin	3500.PRV1	USA	61/718,313	10/25/2012	Provisional		Expired/ Claimed as Priority Document
	3500.PCT1	PCT	PCT/US13/26624	2/19/2013	PCT		National-ized
	3500.US1	USA	14/437,923	4/23/2015	National Phase		Pending
RNA Targeted to c-Met	3600.PRV1	USA	61/751,495	1/11/2013	Provisional		Expired/ Claimed as Priority Document
	3600.PCT1	PCT	PCT/US13/26623	2/19/2013	PCT		National-ized
	3600.US1	USA	14/760,010	7/9/2015	National Phase		Pending
Block Copolymers	3700.PRV1	USA	61/860,136	7/30/2013	Provisional		Expired/ Claimed as Priority Document
	3800.PRV1	USA	61/868,122	8/21/2013	Provisional		Expired/ Claimed as Priority Document

Application Title	Docket	Country	Appl. S/N	Filing Date	Application Type	Patent No./ Issue Date	Status

	3800.PCT1	PCT	PCT/US14/48839	7/30/2014	PCT		National-ized
	3800.US1	USA	14/908,351	7/30/2014	National Phase		Pending
	3800.EP1	EP	14753175	7/30/2014	National Phase		Pending
	3800.AU1	AU	2014296278	7/30/2014	National Phase		Pending
	3800.CA1	CA	2919828	7/30/2014	National Phase		Pending
Methods, Composi- tions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	3900.PRV1	USA	62/106,024	1/21/2015	Provisional		Expired/ Claimed as Priority Document
	3900.PRV2	USA	62/173,847	6/10/2015	Provisional		Pending
	3900.PRV3	USA	62/233,568	9/28/2015	Provisional		Pending
	3900.PCT1	PCT	PCT/US16/ 14232	9/28/2015	PCT		Pending

Registered Trademarks and Trademark Applications

Country	Mark	Class	Application No.	Filing Date	Registration No.	Registration Date	Status

US	PHASERX	042	77/188,314	05/23/2007	3,941,026	04/05/2011	Registered

US	PHASERX & Design	042	85/976,141	08/13/2010	4,103,251	02/21/2012	Registered

US	UNLOCKING THE VALUE OF RNAi	042	85/976,140	08/13/2010	4,103,250	02/21/2012	Registered

US	SMARTT POLYMER TECHNOLOGY	042	85/976,126	08/13/2010	4,106,933	02/28/2012	Registered

US	PHASERX & Design	005	86/358,306	08/05/2014			Allowed: 09/08/2015 1st Extension of Time filed

Country	Mark	Class	Application No.	Filing Date	Registration No.	Registration Date	Status

							02/29/2015 Statement of Use or 2nd Extension 09/08/2016

US	UNLOCKING THE VALUE OF RNA	005	86/358,307	08/05/2014			Allowed: 10/13/2015 1st Extension of Time filed 04/05/2016 Statement of Use or 2nd Extension 10/13/2016

US	SMARTT POLYMER TECHNOLOGY	005	86/358,309	08/05/2014			Allowed: 09/08/2015 1st Extension of Time filed 02/29/2016 Statement of Use or 2nd Extension 09/08/2016

US	UNLOCKING THE VALUE OF RNA	0042	86/358,313	08/05/2014	4,820,834	09/29/2015	Registered

Licenses

Second Amended and Restated Exclusive Patent License Agreement between PhaseRx, Inc. and University of Washington for Membrane Disruptive Polymers, dated and effective as of February 9, 2016, which amends and restates in its entirety the Amended and Restated Exclusive Patent License Agreement dated and effective as of January 20, 2016, which amends and restates in its entirety the Exclusive Patent Agreement dated and effective as of December 6, 2006.

Amended and Restated RAFT Non-Exclusive License Agreement between Commonwealth Scientific and Industrial Research Organisation (CSIRO) and PhaseRx, Inc., dated and effective as of January 22, 2016, which amends and restates in its entirety the RAFT Non-Exclusive Licence Agreement having dated and effective as of October 26, 2009.

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Silicon Valley Bank

Global Deposit Operations

80 East Rio Salado Parkway, Mail Sort AZ145

Tempe, Arizona 85281

Telephone: (408) 557-4964

Account No. XXXXXXXXXX

State Street Bank and Trust Company

Crown Colony Park

1200 Crown Colony Drive

Quincy, Massachusetts 02169-0938

Account No. XXXXX

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated June 7, 2016 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Technology III, L.P., the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”) and PhaseRx, Inc. (the “Borrower”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of Borrower, knowledgeable of all Borrower financial matters, and is authorized to provide certification of information regarding Borrower; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, Borrower is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 45 days
Audited Financial Statements	FYE within 90 days

BANK ACCOUNTS
Has Borrower opened any new Deposit Accounts or accounts holding Investment Property since the submission of the prior Compliance Certificate?	YES / NO

If yes, please provide the following information below:

Name of Institution	Account Number	Purpose of Account

1.
2.

Very Truly Yours,
PHASERX, INC.
By:
Name:
Its:

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], 20[ ], and is entered into by and between__________________., a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A. Subsidiary’s Affiliate, PHASERX, INC. (“Borrower”) has entered into that certain Loan and Security Agreement dated June 7, 2016, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Borrower’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [ ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, (c) that if Subsidiary is covered by Borrower’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Borrower satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Borrower and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Borrower in accordance with the Loan Agreement or as otherwise agreed among Borrower, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Borrower shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

3.	Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.	Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:
______________________________.

By:
Name:
Title:

Address:

Telephone: ___________
Email: ____________

AGENT:

HERCULES CAPITAL, INC.

By:
Name:
Title:

Address:

400 Hamilton Ave., Suite 310

Palo Alto, CA 94301

Email: legal@herculestech.com

Telephone: 650-289-3060

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Technology III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated June 7, 2016 (the “Agreement”) by and among PhaseRx, Inc. (“Borrower”) and Hercules Capital, Inc., as agent (“Agent”) and the lenders party thereto (collectively, the “Lender”)

In connection with the above referenced Agreement, Borrower hereby authorizes the Company to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender pursuant to Section 11.11 of the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

Depository Name	Branch
City	State and Zip Code
Transit/ABA Number	Account Number

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

PHASERX, INC.

(Borrower)(Please Print)

By:

Date:

Acknowledged and agreed to:

AGENT:

HERCULES CAPITAL, INC.

By:
Name:
Title:

LENDER:

HERCULES TECHNOLOGY III, L.P.,

a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Capital, Inc., its Manager

By:
Name:
Its:

Address:

400 Hamilton Ave., Suite 310

Palo Alto, CA 94301

Facsimile: (650) 473-9194

Telephone: (650) 289-3060

SCHEDULE 1

SUBSIDIARIES

None.

SCHEDULE 1.1

COMMITMENTS

LENDER	TERM COMMITMENT
HERCULES TECHNOLOGY III, L.P.	$6,000,000 (Term A Loan)
HERCULES TECHNOLOGY III, L.P.	$2,000,000 (Term B Loan)
TOTAL COMMITMENTS	$8,000,000

SCHEDULE 1A

EXISTING PERMITTED INDEBTEDNESS

None.

SCHEDULE 1B

EXISTING PERMITTED INVESTMENTS

None.

SCHEDULE 1C

EXISTING PERMITTED INVESTMENTS

None.

SCHEDULE 1D

INVESTMENT POLICY

The Borrower may invest in any of the following as part of its cash management program:

(a)    U.S. Treasury bills, notes, and bonds maturing within (2) two years from the date of acquisition thereof,

(b)   U.S. agency and government-sponsored entity debt obligations maturing within (2) two years from the date of acquisition thereof,

(c)    Corporate and bank debt obligations maturing within (2) two years from the date of acquisition thereof.  These include corporate notes carrying a minimum long-term rating of at least A3 by Moody’s or A- by Standard & Poor’s or A- by Fitch, as well as commercial paper carrying a minimum short-term rating of at least P1 by Moody’s or A1 by Standard & Poor’s or F1 by Fitch,

(d)   SEC-registered money market funds that have a minimum of one (1) billion dollars in assets, and

(e)   Repurchase agreements that are collateralized with cash, U.S. Treasury bills, notes or bonds and/or U.S. agency and government-sponsored entity debt obligations, including U.S. agency and government-sponsored entity mortgage debt obligations.

SCHEDULE 5.3

CONSENTS, ETC.

None.

SCHEDULE 5.5

ACTIONS BEFORE GOVERNMENTAL AUTHORITIES

None.

SCHEDULE 5.8

TAX MATTERS

None.

SCHEDULE 5.9

INTELLECTUAL PROPERTY CLAIMS

None.

SCHEDULE 5.10

INTELLECTUAL PROPERTY

Borrower in-licenses some of the intellectual property related to its product candidates from the University of Washington (“UW”) and the Commonwealth Scientific and Industrial Research Organisation (“CSIRO”) pursuant to the following license agreements:

Second Amended and Restated Exclusive Patent License Agreement, dated as of February 9, 2016: Licensed patents include three patent families owned by UW and nine patent families co-owned by Borrower and UW. One of the licensed patent families is co-owned by UW and the University of Massachusetts, and the University of Massachusetts’s rights in this patent family are licensed to Borrower under an inter-institutional agreement between UW and the University of Massachusetts.

Amended and Restated RAFT Non-Exclusive License Agreement, dated as of January 22, 2016.

Borrower Patent Portfolio:

Case Family	Issued Patents	Pending Applications by Jurisdiction	Owned or In-licensed
Enhanced Transport	US 6,835,393; US 7,374,778; US 8,003,129; US 8,846,106; EP 1044021; AU 758368; CA 2317549	US	In-licensed
Enhanced Transport	US 7,737,108; US 8,318,816		In-licensed
Temperature and pH-responsive Compositions	US 7,718,193		In-licensed
Diblock Copolymer	EP 2281011; AU 2009246327; CN ZL200980122888.3; IL 209238; MX 316902; SG 166444; ZA 2010/08729	US, AU, CA, JP, BR, CN, IN, KR	Co-owned; UW’s rights in-licensed
Micellic Assemblies	EP 2285853; AU 2009246329; JP 5755563; MX 315375	US, AU, CA, JP, KR	Co-owned; UW’s rights in-licensed
Polymeric Carrier	US 9,006,193	US	Co-owned; UW’s rights in-licensed

Heterogeneous Polymeric Micelles	US 9,211,250		Co-owned; UW’s rights in-licensed
Bispecific Intracellular Delivery Vehicles	US 8,822,213; 9,220,791	US, EP, CA	Co-owned; UW’s rights in-licensed
Hydrophilically Shielded Copolymers		US	Co-owned; UW’s rights in-licensed
Multiblock Copolymers	EP 2364330; AU 2009313358; CN ZL200980148153.8; JP 5766611; MX 330456; SG 171100	US, CA, BR, IL, IN, KR, ZA	Co-owned; UW’s rights in-licensed
Omega-Functionalized Polymers		US	Co-owned; UW’s rights in-licensed
Targeting Monomers		US	Co-owned; UW’s rights in-licensed
Case Family	Issued Patents	Pending Applications by Jurisdiction	Owned or In-licensed
RNA Targeted to c-Met		US	Owned
Block Copolymers		US, AU, EP, CA	Owned
Polymer-LNP Delivery		PCT, US	Owned

SCHEDULE 5.11

BORROWER’S PRODUCTS

None.

SCHEDULE 5.14

CAPITALIZATION

Capitalization as of the Closing Date (for illustrative purposes only, assuming the issuance of 1,250,000 shares of common stock at a public offering price per share of $6.00 in the Qualified Offering (as defined in the December Loan and Security Agreement):

	Shares	Amount ($)	Price	Without ESOP Ownership %	Without ESOP Ownership $	With ESOP Ownership %	With ESOP Ownership $
Existing PhaseRx Shareholders	6,012,593			47.79%	$36,075,558	42.53%	$32,107,247
New PhaseRx Insider Investment	1,566,667	$9,400,000	$6.00	12.45%	$9,400,000	11.08%	$8,366,000
Shire Investment	-	$-	$-	0.00%	$-	0.00%	$-
Private Sale	1,393,939	$-	$-	11.08%	$8,363,634	9.86%	$7,443,634
Bridge Loan into Private Company	833,333	$4,000,000	$4.80	6.62%	$5,000,000	5.89%	$4,450,000
Laidlaw Clients	2,650,000	$15,900,000	$6.00	21.06%	$15,900,000	18.74%	$14,151,000
Palladium Capital Advisors	125,824			1.00%	$754,941	0.89%	$671,898
Total	12,582,356	$29,300,000		100.00%	$75,494,134	89.00%	$67,189,779

ESOP	1,555,123					11.00%	$8,304,355

Total	14,137,478					100.00%	$75,494,134

Venture Debt[1]					$7,500,000
Total Cash:					$36,800,000

Post-Money Valuation					$75,494,134

1Venture Debt shall include warrants [TBD]

Existing PhaseRx Shareholders includes preferred, common, noteholders, warrentholders, and optionholders Laidlaw Client shares include 15% overallotment shares

Subsidiaries

Herein incorporated by reference all subsidiaries listed in Schedule 1.